Exhibit 1.1

NUSTAR ENERGY L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$500,000,000

Equity Distribution Agreement

September 30, 2015

Citigroup Global Markets Inc.	Mitsubishi UFJ Securities (USA), Inc.
388 Greenwich Street	1221 Avenue of the Americas, 6th Floor
New York, New York, 10013	New York, New York, 10020

Barclays Capital Inc.	Mizuho Securities USA Inc.
745 Seventh Avenue	320 Park Avenue, Floor 12
New York, New York 10019	New York, New York 10022

BB&T Capital Markets, a division of BB&T Securities, LLC	MLV & Co. LLC
901 East Byrd Street, Ste 300	1301 Avenue of the Americas
Richmond, Virginia 23219	New York, New York 10019

BNP Paribas Securities Corp.	RBC Capital Markets, LLC
787 7th Avenue	200 Vesey Street, 8th Floor
New York, New York 10019	New York, New York 10281

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	Scotia Capital (USA) Inc.
One Bryant Park	250 Vesey Street
New York, New York 10036	New York, New York 10281

Deutsche Bank Securities Inc.	SunTrust Robinson Humphrey, Inc.
60 Wall Street, 2nd Floor	3333 Peachtree Road NE, 11th Floor
New York, New York 10005	Atlanta, Georgia 30326

DNB Markets, Inc.	UBS Securities LLC
200 Park Avenue – 31st Floor	1285 Avenue of the Americas
New York, New York 10166	New York, New York 10019

J.P. Morgan Securities LLC	Wells Fargo Securities, LLC
383 Madison Avenue, Floor 7	375 Park Avenue
New York, New York 10179	New York, New York 10152

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP” and, together with the Partnership and the General Partner, the “Partnership Parties”), confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Jefferies LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Offered Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price to the public of up to $500,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Offered Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Offered Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Offered Units directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit C hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties. Each of the Partnership Parties represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are affirmed or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration; Definitions; No Stop Order. A registration statement on Form S-3 (Registration No. 333-204217) relating to the Offered Units has been prepared by the Partnership in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder and been filed with the Commission under the Securities Act. Such Registration Statement, including any amendments thereto and any related Rule 462(b) Registration Statement filed prior to the Execution Time or prior to such time this representation is affirmed or deemed to be made, has been declared or become effective under the Securities Act. Copies of such Registration Statement and any amendment thereto have been delivered or otherwise made available by the Partnership to each Manager.

Any reference to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of such Base

Prospectus, Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement and the Prospectus shall be deemed to include, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units, any reports of the Partnership filed with the Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act after the Effective Date that are incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Partnership Parties, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement. The Registration Statement was not filed earlier than the date that is three years prior to each Settlement Date (as defined in Section 3 hereof).

(b) Registration Statement, Prospectus Supplement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed when filed on each Effective Date and at the Execution Time, and will conform at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act. The Prospectus conformed and will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, to the requirements of the Securities Act. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions in Registration Statement. As of each Effective Date, at the Execution Time, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by the Managers specifically for inclusion therein.

(d) No Material Misstatements or Omissions in Prospectus. At the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Managers specifically for inclusion therein.

(e) Proceedings Under the Securities Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Units.

(f) Regulation M Exceptions. The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection(c)(1) of such rule.

(g) Other Sales Agency Agreements. Other than this Agreement, the Partnership has not entered into any sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4) of the Securities Act.

(h) Formation and Qualification. Each of the Partnership Parties and the Partnership’s “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Principal Subsidiary,” and collectively, the “Principal Subsidiaries”), has been duly organized and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, and except where the failure of the Partnership Parties and the Principal Subsidiaries to be so duly organized would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, unitholders’ or stockholders’ equity, properties, business or prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Prospectus; and each of the Partnership Parties and the subsidiaries of the Partnership has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects as described in the Prospectus.

(i) Ownership of NuStar GP by NuStar Holdings. NuStar GP Holdings, LLC, a Delaware limited liability company (“NuStar Holdings”), is the sole member of NuStar GP and owns 100% of the issued and outstanding membership interests in NuStar GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NuStar GP (the “NuStar GP LLC Agreement”), and are fully paid (to the extent required under the NuStar GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NuStar Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).

(j) Ownership of the General Partner Interest in the General Partner. NuStar GP is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of the General Partner (the “GP Partnership Agreement”); and NuStar GP owns such general partner interest free and clear of all Liens.

(k) Ownership of the Limited Partner Interests in the General Partner. Riverwalk Holdings, LLC, a Delaware limited liability company (“Riverwalk Holdings”), is the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Riverwalk Holdings owns such limited partner interest free and clear of all Liens.

(l) Ownership of the General Partner Interest and Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest as of the Execution Time and 100% of the Incentive Distribution Rights (as defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”)) in the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such general partner interest and Incentive Distribution Rights, in each case, free and clear of all Liens.

(m) Ownership of the Partnership’s Common Units by NuStar Holdings. As of June 30, 2015, Riverwalk Holdings and NuStar GP, each a direct wholly owned subsidiary of NuStar Holdings, owned 10,213,894 and 33,814 Common Units, respectively, in the Partnership; and Riverwalk Holdings and NuStar GP owned such limited partner interests free and clear of all Liens, except for Liens arising under or in connection with that certain Revolving Credit Agreement, dated as of June 28, 2013, among NuStar Holdings, Riverwalk Holdings and the lenders party thereto, as amended.

(n) Ownership of the Principal Subsidiaries. Except as disclosed in the Prospectus, the Partnership owns directly or indirectly 100% of the outstanding capital stock, membership interests, partnership interests or other equity interests, as the case may be, in each of the Principal Subsidiaries; such stock, membership interests, partnership interests or other equity interests have been duly authorized and validly issued in accordance with the applicable certificate of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of limited partnership and partnership agreement or other organizational documents of each applicable Principal Subsidiary, as the case may be (collectively, the “Principal Subsidiaries Operative Documents” and, as to each individual Principal Subsidiary, the “Principal Subsidiary Operative Document”), except where the failure of such stock, membership interests, partnership interests or other equity interests to be so duly authorized and validly issued would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except in the case of the general partner interests, are fully paid (to the extent required under the applicable Principal Subsidiary Operative Document) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, as the case may be); and the Partnership and the direct owner, if applicable, owns all such stock, membership interests, partnership interests or other equity interests, as the case may be, free and clear of all Liens.

(o) Capitalization. As of August 31, 2015, the issued and outstanding Common Units of the Partnership consist of 77,886,078 Common Units. All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the Prospectus).

(p) Valid Issuance of Offered Units. At each Settlement Date and each Time of Delivery, if any, the Offered Units to be issued and sold on such date and the limited partner interests represented thereby will be duly authorized by the Partnership and, when issued and delivered to a Manager against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the Prospectus).

(q) No Preemptive Rights, Registration Rights or Options. Except as identified in the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Parties, or (ii) outstanding options or warrants to purchase any securities of the Partnership Parties, in each case other than with respect to awards granted pursuant to an equity incentive plan approved by the board of directors of NuStar GP (the “Board”). Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Parties.

(r) Authority and Authorization. At each Settlement Date and each Time of Delivery, if any, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Offered Units and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(s) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties party hereto.

(t) Authorization, Execution, Delivery and Enforceability of Certain Agreements. The organizational documents of NuStar GP, Riverwalk Holdings, the General

Partner, the Partnership, NuStar Logistics, L.P., a Delaware limited partnership (“NuStar Logistics”), LegacyStar Services, LLC, a Delaware limited liability company (“LegacyStar”), NuStar Pipeline Partners L.P., a Delaware limited partnership (“NuStar Pipeline Partners”), NuStar Pipeline Operating Partnership, L.P., a Delaware limited partnership (“NuPOP”), and NuStar Pipeline Company, LLC, a Delaware limited liability company (“NuStar Pipeline”) (collectively, the “Organizational Documents”), have been duly authorized, executed and delivered by the Partnership Parties and Principal Subsidiaries party thereto and, assuming the due authorization, valid execution and delivery by the other parties thereto, each will be a valid and legally binding agreement of the Partnership Parties and Principal Subsidiaries party thereto, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described in this Section 2(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(u) No Conflicts. None of the offering and sale by the Partnership of the Offered Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement (i) conflicts with or will conflict with, or constitutes or will constitute a violation of, the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, the charter or bylaws, or any other organizational documents of any of the Partnership Parties or Principal Subsidiaries, (ii) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Parties or Principal Subsidiaries is a party or by which any of them are bound or to which any of their respective properties is subject, (iii) violates or will violate any statute, law, rule or regulation, or any judgment, order or decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Parties or Principal Subsidiaries or any of their properties or assets, or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties or Principal Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, breaches, violations, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement or consummate the transactions contemplated hereby and by the Prospectus.

(v) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the offering and sale by the Partnership of the Offered Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement, except for (i) such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws in connection with the purchase and distribution of the Offered Units by the Managers, (ii) such consents that have been, or prior to each Settlement Date will be, obtained, (iii) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement or consummate the transactions contemplated hereby and by the Prospectus, or (iv) as disclosed in the Prospectus.

(w) No Defaults. None of the Partnership Parties or Principal Subsidiaries is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach or default (or an event which, with notice or lapse of time or both, would constitute such an event) in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties is subject, which breach, default or violation, individually or in the aggregate, has had, or would, if continued, reasonably be expected to have, a Material Adverse Effect or could materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement.

(x) Conformity to Description in the Prospectus. The Offered Units when issued and delivered against payment therefor, as provided herein, will conform in all material respects to the description thereof contained in the Prospectus.

(y) No Integration. None of the Partnership Parties has sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(z) No Material Adverse Change. Except as disclosed in the Prospectus, the Partnership and its subsidiaries, on a consolidated basis, have not sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of the Partnership Parties and the subsidiaries of the Partnership or any adverse change, or any development involving a prospective adverse change, in or affecting the financial condition, results of operations, unitholders’ or stockholders’ equity, properties, management, business or prospects of the Partnership Parties and the subsidiaries of the Partnership taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the Prospectus, the Partnership and its subsidiaries, on a consolidated basis, have not incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(aa) Conduct of Business. Except as disclosed in the Prospectus, since the date as of which information is given in the Prospectus, none of the Partnership Parties or the subsidiaries of the Partnership have (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii)

entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security, except in the ordinary course consistent with past practice.

(bb) Financial Statements. The historical financial statements (including the related notes) included in the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent disclosed therein. The summary historical and financial data included in the Prospectus (and any amendment or supplement thereto) under the captions “Ratio of Earnings to Fixed Charges,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or comparable wording) are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which such data has been derived. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included or incorporated by reference in the Registration Statement or the Prospectus.

(cc) Statistical and Market-Related Data. The financial, statistical and market-related data included under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business, Risk Factors and Properties” (or comparable wording) in the Prospectus and the consolidated financial statements of the Partnership included in the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(dd) Independent Registered Public Accounting Firm. KPMG LLP, who has audited certain financial statements of the Partnership and its consolidated subsidiaries and certain financial statements of Axeon Specialty Products LLC (f/k/a NuStar Asphalt LLC) (“Axeon”), whose reports appear in the Prospectus and who has delivered the initial letters referred to in Section 6(f) and Section 6(g) hereof, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and was an independent registered public accounting firm as required by the Securities Act and the PCAOB during the periods covered by the financial statements on which they reported contained in the Prospectus.

(ee) Title to Properties. Each of the Partnership Parties and the subsidiaries of the Partnership has good and indefeasible title to all real property and good and marketable title to all personal property described in the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Prospectus, (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described, and subject to the limitations contained, in the Prospectus and (iii) such as would not reasonably be expected to have a Material Adverse Effect; all real property and buildings held under lease or license by the Partnership Parties and the subsidiaries of the Partnership are held by them under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are to be used in the future as described in the Prospectus. For purposes of this Agreement, the phrase “good and indefeasible title” to all real property shall mean, with respect to any real property interest, and subject to the terms, conditions, and provisions contained in the realty deeds and leases creating such real property interest, that the ownership, rights, possession and title in the jurisdiction and locale where the real property interest is located, is in each case legally sufficient in all material respects to conduct the business and operations of the Partnership Parties and the subsidiaries of the Partnership as described in the Prospectus, as such business and operations relate to the location of such real property interest, and is free and clear of all Liens excepting (in each case) permitted encumbrances, such title defects, and imperfections, limitations, correlative rights, or appurtenant rights or obligations contained in, arising from or created by the instrument under which any of the Partnership Parties and the subsidiaries of the Partnership hold title to such real property interest or contained in its chain of title thereto, which do not materially and adversely effect current or intended use or operation of the subject real property interest or which are capable of being routinely addressed, cured, avoided or assumed in the ordinary course of business and land management of the Partnership Parties and the subsidiaries of the Partnership.

(ff) Rights-of Way. Each of the Partnership Parties and the subsidiaries of the Partnership will have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such rights-of-way which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties and the subsidiaries of the Partnership has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Parties and the subsidiaries of the Partnership considered as a whole.

(gg) Insurance. The Partnership Parties and the subsidiaries of the Partnership maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Parties and the subsidiaries of the Partnership has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance as of the date hereof, and all such insurance is outstanding and duly in force on the date hereof.

(hh) Investment Company. None of the Partnership Parties nor the subsidiaries of the Partnership is, and as of each Settlement Date and, immediately after giving effect to the offer and sale of the Offered Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) Litigation. Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Parties and the subsidiaries of the Partnership is a party or of which any property or assets of any of the Partnership Parties and the subsidiaries of the Partnership are subject that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a Material Adverse Effect or (ii) could materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement or consummate the transactions contemplated hereby and by the Prospectus, and, to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(jj) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the Prospectus, or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required; and the statements made in the Prospectus under the captions “Risk Factors, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business, Risk Factors and Properties” and “Legal Proceedings” (or comparable wording), insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(kk) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Partnership Parties and the subsidiaries of the Partnership, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Parties, on the other hand, that is required to be described in the Prospectus that is not so described.

(ll) No Labor Dispute. No labor dispute by the employees that are engaged in the business of any of the Partnership Parties and the subsidiaries of the Partnership exists or, to the knowledge of the Partnership, is imminent that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

(mm) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Partnership Parties or the subsidiaries of the Partnership or any member of the “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any of the Partnership Parties or the subsidiaries of the Partnership would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the material requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA and for which the 30-day reporting requirement has not been waived) has occurred or is reasonably expected to occur, (b) no

“accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined on an ongoing basis based on those assumptions used to fund such Plan) and (d) none of the Partnership Parties or the subsidiaries of the Partnership or any member of the Controlled Group of any of the Partnership Parties or the subsidiaries of the Partnership has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the United States Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA), in each case that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code and that is an individually designed plan has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn) Tax Returns. Each of the Partnership Parties and the subsidiaries of the Partnership has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the Partnership Parties or the subsidiaries of the Partnership, nor do any of the Partnership Parties have any knowledge of any tax deficiencies that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect and except for taxes that are being contested in good faith by appropriate proceedings and for which the Partnership Parties or the subsidiaries of the Partnership have set aside on its books adequate reserves.

(oo) Books and Records; Accounting Controls. Each of the Partnership Parties and the subsidiaries of the Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act is accumulated and communicated to management of the Partnership, including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(qq) No Deficiency in Internal Controls. Except as disclosed in the Prospectus, based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the Partnership’s most recently filed Annual Report on Form 10-K, as amended, none of the Partnership Parties is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(rr) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 2(pp) hereof, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(ss) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of NuStar GP or any of NuStar GP’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(tt) Permits. Each of the Partnership Parties and the subsidiaries of the Partnership has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Parties has fulfilled and performed all its material obligations with respect to the Permits which are due to have been fulfilled and performed by such date, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectus, none of the Permits contain any restriction that is materially burdensome to the Partnership Parties and the subsidiaries of the Partnership considered as a whole.

(uu) Environmental Compliance. Each of the Partnership Parties and the subsidiaries of the Partnership (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of such entity under applicable Environmental Laws to conduct its businesses, (iii) is in compliance with all terms and conditions of any such permits, licenses or approvals and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals, failure to comply with the terms and conditions of such permits, licenses or approvals or liability in connection with such releases would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect. The term “Hazardous

Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(vv) No Restrictions on Distributions. None of the Principal Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, as applicable, to the Partnership, from repaying to the Partnership any loans or advances to such Principal Subsidiary from the Partnership or from transferring any of such Principal Subsidiary’s property or assets to the Partnership or any other Principal Subsidiary of the Partnership, except as described in or contemplated by (A) the Prospectus or (B) the organizational documents of the Principal Subsidiaries.

(ww) No Distribution of Other Offering Materials. None of the Partnership Parties has distributed or will distribute any offering material in connection with the offering and sale of the Offered Units other than any Prospectus Supplement, the Prospectus, and any other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.

(xx) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(yy) Fees. There is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(zz) Money Laundering. The operations of the Partnership Parties and the subsidiaries of the Partnership are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of jurisdictions where the Partnership Parties and the subsidiaries of the Partnership conduct business and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Parties or any of the subsidiaries of the Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(aaa) FCPA. None of the Partnership Parties or any subsidiary of the Partnership, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any of the Partnership Parties or any subsidiary of the Partnership is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (ii) the Bribery Act 2010 of the United Kingdom; or (iii) any similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Partnership Parties and the subsidiaries of the Partnership have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject; and the Partnership Parties, the subsidiaries of the Partnership and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bbb) OFAC. None of the Partnership Parties or any subsidiary of the Partnership, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any Partnership Parties or any subsidiary of the Partnership, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Offered Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity, or in any country or territory, that at the time of such financing is the subject of any Sanctions.

(ccc) XBRL. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer on behalf of any of the Partnership Parties and delivered to a Manager or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by such Partnership Party, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Offered Units.

(a) Sale of Offered Units by Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Offered Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Offered Units on the following terms.

(i) The Offered Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), (B) the Partnership, through any of the individuals listed on Schedule I hereto (the “Authorized Representatives”), has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Offered Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Offered Unit at which such Offered Unit may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts consistent with normal sales and trading practices to sell on a particular day all of the Offered Units designated for sale by the Partnership on such day. The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for Offered Units of the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Offered Units. The Partnership shall submit instructions to sell Offered Units to only one Manager, if any, on any single Trading Day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Offered Units, (B) no Manager will incur liability or obligation to the Partnership or any other person or entity if such Manager does not sell Offered Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Offered Units at a price lower than the minimum price therefor designated from time to time by the Board, a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board, and notified to such Manager in writing. The Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the sales of Offered Units hereunder for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the Securities Act (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Offered Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to the relevant Manager for sales of the Offered Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi). The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Offered Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds (before expenses) to the Partnership for such Offered Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Offered Units are sold under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation may be deducted from the gross proceeds from the sale of such Offering Units or shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less compensation payable by the Partnership to such Manager and any Transaction Fees for the sale of such Offered Units. Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the Partnership Parties shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less compensation payable by the Partnership to such Manager and any Transaction Fees to the Partnership on any Settlement Date for the Offered Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(j)) and date on which the Partnership shall be obligated to file a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date and to reflect such necessary modifications as are not material and approved by a Manager in advance. Any obligation of any Manager to use its reasonable efforts to sell the Offered

Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Offered Units by a Manager, as Principal. If the Partnership wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Terms Agreement. Each sale of the Offered Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by such Manager. The commitment of such Manager to purchase the Offered Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Limitations on Number and Amount of Offered Units Sold. Under no circumstances shall the number and aggregate amount of the Offered Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the aggregate amount of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Manager in writing.

(e) Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Offered Units, it shall promptly notify the other party and sales of the Offered Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Prohibition on Sales During Blackout Periods. Notwithstanding any other provision of this Agreement, the Partnership shall not request the sale of any Offered Units that would be sold, and the Managers shall not be obligated to sell, during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Managers, for purposes of this Section 3(f) such period shall be deemed to end on the date on which the Partnership’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4. Agreements. Each of the Partnership Parties agrees with each Manager that:

(a) Filing Amendment or Supplement. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) under the Securities Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement (other than reports under the Exchange Act that are deemed to be amendments or supplements to the Registration Statement or the Prospectus) unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has prepared the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be prepared in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of Section 4(a), an amendment or supplement or new registration statement, or such other document under the Exchange Act, which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to such Manager in such quantities as such Manager may reasonably request.

(c) Reports to Security Holders and Managers. As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act.

(d) Signed Copies of Registration Statement. The Partnership will furnish to each Manager and counsel for such Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(e) Qualifications. The Partnership will arrange, if necessary, for the qualification of the Offered Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Units, in any jurisdiction where it is not now so subject.

(f) No Issuer Free Writing Prospectus. Each of the Partnership and the Managers agrees that it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(g) Limitations on Sale of Common Units. At any time that sales of Offered Units have been made but not settled or at any time that the Partnership has outstanding with any Manager instructions to sell Offered Units but such instructions have not been fulfilled or cancelled, the Partnership will not, directly or indirectly, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership (other than, in each instance, any director, officer or employee of NuStar GP or NuStar Holdings in his or her individual capacity)), including the filing (or participation in the filing) of a registration statement with the Commission (other than a shelf registration statement under Rule 415 under the Securities Act or a registration statement on Form S-8) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving such Manager at least three full Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) such Manager suspending action under this Agreement for such period of time requested by the Partnership or as deemed appropriate by such Manager in light of the proposed transaction; provided, however, that the Partnership may (1) issue and sell Common Units pursuant to this Agreement or any Terms Agreement, (2) grant, issue and sell Common Units, phantom units, restricted units, performance units, options and other unit-based awards by the Partnership to employees and directors of NuStar GP under the NuStar GP, LLC Fourth Amended and Restated 2000 Long-Term Incentive Plan, the NuStar GP, LLC Amended and Restated 2003 Employee Unit Incentive Plan and the NuStar GP, LLC 2002 Unit Option Plan, (3) issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (4) issue Common Units in connection with any acquisition, provided that, in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(g).

(h) Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.

(i) Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 herein.

(j) Certificates. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K containing financial information (other than information “furnished”) (or any amendment thereto), (iii) the Offered Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers a certificate dated and delivered within three Trading Days (but in any event prior to any date on which sales of Offered Units are subsequently requested pursuant to this Agreement) of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such report, supplement or other document, the time of the signing of the applicable Terms Agreement, or promptly upon request, as the case may be, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time and to reflect such necessary modifications as are not material and approved by the Managers in advance) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(j) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Offered Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Offered Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Offered Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(j), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells Offered Units, the Partnership shall provide such Manager with a certificate, in the form provided in this Section 4(j), dated the date of such instruction.

(k) Opinions of Partnership Counsel and General Counsel of NuStar GP. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate pursuant to Section 6(e) for which no waiver is applicable (but in any event prior to any date on which sales of Offered Units are subsequently requested pursuant to this Agreement), the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Andrews Kurth LLP, counsel to the Partnership (“Partnership

Counsel”), or other counsel satisfactory to the Managers, and the General Counsel of NuStar GP, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Exhibit A and Exhibit B, respectively, to this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(l) Opinion of Managers’ Counsel. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate pursuant to Section 6(e) for which no waiver is applicable (but in any event prior to any date on which sales of Offered Units are subsequently requested pursuant to this Agreement), Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Letter of Independent Accountants. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate pursuant to Section 6(e) for which no waiver is applicable (but in any event prior to any date on which sales of Offered Units are subsequently requested pursuant to this Agreement), the Partnership shall cause KPMG LLP (and any other independent accountant whose report is included or incorporated by reference in the Prospectus) (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers or, in the case of subclause (ii) above, the relevant Manager party to the Terms Agreement, a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers or, in the case of subclause (ii) above, the relevant Manager party to the Terms Agreement, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(n) Letter of Independent Accountants. Upon commencement of the offering of the Offered Units under this Agreement, the Partnership shall cause the Accountants to furnish the Managers a letter, dated the date of commencement, of the same tenor as the letter referred to in Section 6(g) of this Agreement.

(o) Due Diligence. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate pursuant to Section 6(e) for which no waiver is applicable (but in any event prior to any date on which sales of Offered Units are subsequently requested pursuant to this Agreement), the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(p) Manager Trading. The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) Disclosures in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Offered Units pursuant to this Agreement during the relevant period.

(r) Failure of Certain Conditions. If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g)(ii) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Offered Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Offered Units.

(s) Acceptance of Offer to Purchase. Each acceptance by the Partnership of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date (except for those representations and warranties which speak as of a specific date or time), and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Units).

(t) Listing of Common Units. The Partnership will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on the NYSE and to maintain such listing.

(u) Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.

(w) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.

5. Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the registration of the Offered Units under the Securities Act and the listing of the Offered Units on the NYSE; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states; (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Offered Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Prospectus and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time and each Representation Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel to furnish to the Managers, on every date specified in Section 4(k) of this Agreement, its opinion in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit A.

(c) The Partnership shall have requested and caused the General Counsel of NuStar GP to furnish to the Managers, on every date specified in Section 4(k) of this Agreement, her opinion in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit B.

(d) The Managers shall have received from Baker Botts L.L.P., counsel for the Managers, on every date specified in Section 4(l) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(j) of this Agreement, a certificate of the Partnership, signed by (1) either the President and Chief Executive Officer or the Senior Vice President, General Counsel—Corporate & Commercial Law and Corporate Secretary, in each case of NuStar GP, and (2) either the Executive Vice President and Chief Financial Officer or the Senior Vice President and Controller, in each case of NuStar GP, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) The representations, warranties and agreements of the Partnership Parties in Section 2 are true and correct on and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date and to reflect such necessary modifications as are approved by the Managers in advance; and that each of the Partnership Parties has complied with all of its respective agreements contained herein and satisfied all of the respective conditions on its part to be performed or satisfied hereunder at or prior to such date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) They have carefully examined the Registration Statement and the Prospectus, and nothing has come to their attention that would lead them to believe that, (A) (1) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus, as of its date and on the date of such certificate, included or includes any untrue statement of a material fact and omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading or (B) since the date of the most recent financial statements included in the Prospectus, an event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

(f) The Partnership shall have requested and caused the Accountants to have furnished to the Managers, on every date specified in Section 4(m) hereof and to the extent requested by the Managers in connection with any offering of the Offered Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, (i) confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission and the PCAOB and (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information required to be incorporated by reference in the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings; provided that Section 6(g) shall be the only provision of this Agreement relating to the letter required to be delivered with respect to Axeon and this Section 6(f) shall not govern the delivery thereof.

(g) The Partnership shall have requested and caused the Accountants to have furnished to the Managers, on the date specified in Section 4(n) hereof, a letter dated as of such date, in form and substance satisfactory to the Managers, (i) confirming that they are independent accountants with respect to Axeon within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission and the PCAOB and (ii) stating, as of the date of such letter, the conclusions and findings of such firm with respect to the annual financial information of Axeon and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Since the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Registration Statement and the Prospectus.

(i) There shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is used in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(k) The Offered Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(l) The Partnership shall have furnished to the Managers, at each date specified in Section 4(j), such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Managers, at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager and each person, if any, who controls each Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Partnership Party will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless each of the Partnership Parties, their respective directors, managers, employees and officers and each person, if any, who controls any of the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to such Manager, but only with reference to written information relating to such Manager furnished to the Partnership by such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that such Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Partnership and the Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Managers on the other from the offering of the Offered Units; provided, however, that in no case shall a Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Offered Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Partnership and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of NuStar GP who shall have signed the Registration Statement and each director of NuStar GP shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through any Manager for the Partnership Parties, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership Parties, the obligations of the Partnership Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earlier of its termination pursuant to Section 8(a) above or the termination of all Managers’ obligations pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Offered Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Offered Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and:

(a) if sent to each Manager, will be mailed, delivered or telefaxed to:

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York, 10013 Attention: General Counsel Fax: (646) 291-1469	Mitsubishi UFJ Securities (USA), Inc. 1221 Avenue of the Americas, 6th Floor New York, NY, 10020 Attention: Capital Markets Group Fax: (646) 434-3455

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: Syndicate Registration Fax: (646) 834-8133	Mizuho Securities USA Inc. 320 Park Avenue, Floor 12 New York, New York 10022 Attention: Equity Capital Markets Desk Fax: (212) 205-8400 with a copy to: LegalNotices@us.mizuho-sc.com

BB&T Capital Markets, a division of BB&T Securities, LLC 901 East Byrd Street, Ste 300 Richmond, Virginia 23219 Attention: Reid Burford Fax: (804) 780-3250	MLV & Co. LLC 1301 Avenue of the Americas New York, New York 10019 Attention: Legal

BNP Paribas Securities Corp. 787 7th Avenue New York, New York 10019 Attention: Equity Syndicate Desk Fax: (917) 472-4745	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281 Attention: Equity Syndicate Fax: (212) 428-6260

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036 Attention: Syndicate Department Fax: (646) 855 3073 with a copy to: Attention: ECM Legal Fax: (212) 230-8730	Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281 Attention: Equity Capital Markets Fax: 212-225-6852

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Equity Capital Markets – Syndicate Desk

with a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 36th Floor

New York, New York 10005

Attention: General Counsel

Fax: (212) 797-4561

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326 Attention: Equity Syndicate Department Fax: (404) 926-5995

DNB Markets, Inc. 200 Park Avenue – 31st Floor New York, New York 10166 Attention: Kim Dalton Fax: (212) 681-4121	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Syndicate Fax: (212) 821-4347

J.P. Morgan Securities LLC 383 Madison Avenue, Floor 7 New York, New York 10179 Attention: Adam Rosenbluth Attention: Brett Chalmers	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152 Attention: Equity Syndicate Department Fax: (212) 214-5918

Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: General Counsel

(b) if sent to any of the Partnership Parties, will be mailed, delivered or telefaxed to NuStar Energy L.P., Amy L. Perry, General Counsel (fax no: (210) 918-5469) and confirmed to the General Counsel, NuStar Energy L.P., at 19003 IH-10 West, San Antonio, Texas 78257, Attention: Amy L. Perry, Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Offered Units and not as a fiduciary of the Partnership Parties and (c) the Partnership Parties’ engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Partnership Parties, in connection with this Agreement and the transactions contemplated hereby.

13. Research Analyst Independence. Each of the Partnership Parties hereby acknowledges that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Managers’ investment banking divisions. The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

15. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between any of the Partnership Parties and any Manager with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any Terms Agreement and any claim, controversy or dispute arising under or relating thereto will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Partnership Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

18. Venue. Each of the Partnership Parties hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

19. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units filed pursuant to Rule 424(b).

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134”, “Rule 153”, “Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Managers.

Very truly yours,

NUSTAR ENERGY L.P.

By:		RIVERWALK LOGISTICS, L.P.,
its general partner

	By:	NUSTAR GP, LLC,
its general partner

By:		/s/ Thomas R. Shoaf
Name:		Thomas R. Shoaf
Title:		Executive Vice President and Chief Financial Officer

NUSTAR GP, LLC

By:		/s/ Thomas R. Shoaf
Name:		Thomas R. Shoaf
Title:		Executive Vice President and Chief Financial Officer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Javier Artola
Name:	Javier Artola
Title:	Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Keith Burba
Name:	Keith Burba
Title:	Managing Director

BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC

By:	/s/ Reid Burford
Name:	Reid Burford
Title:	MD Corporate Equity Services

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pierre Lapomme
Name:	Pierre Lapomme
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Amy Pincu
Name:	Amy Pincu
Title:	Managing Director

Signature Page to Equity Distribution Agreement

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name:	Francis Windels
Title:	Managing Director

By:	/s/ Stephen Lambrix
Name:	Stephen Lambrix
Title:	Director

DNB MARKETS, INC.

By:	/s/ David Lawrence
Name:	David Lawrence
Title:	Managing Director

By:	/s/ T.S. Jadick, Jr.
Name:	T.S. Jadick, Jr.
Title:	President

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name:	Adam S. Rosenbluth
Title:	Executive Director

JEFFERIES LLC

By:	/s/ Michael Judlowe
Name:	Michael Judlowe
Title:	Managing Director—ECM

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Jason J. Demark
Name:	Jason J. Demark
Title:	Executive Director

Signature Page to Equity Distribution Agreement

MIZUHO SECURITIES USA INC.

By:	/s/ Ashish Sanghrajka
Name:	Ashish Sanghrajka
Title:	Managing Director

MLV & CO. LLC

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Chief Executive Officer

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Richard Agata
Name:	Richard Agata
Title:	Director, Counsel and Chief Compliance Officer

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ John M.H. Williams, II
Name:	John M.H. Williams, II
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Greg Badavas
Name:	Greg Badavas
Title:	Associate Director

By:	/s/ Matthew Albrecht
Name:	Matthew Albrecht
Title:	Executive Director

Signature Page to Equity Distribution Agreement

WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

Signature Page to Equity Distribution Agreement

SCHEDULE I

Authorized Representatives

•	Bradley C. Barron

•	Thomas R. Shoaf

Schedule I

EXHIBIT A

FORM OF OPINION OF ANDREWS KURTH LLP

[●], 20[●]

To each of the Managers named

in the Equity Distribution Agreement referenced herein

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: At-the-Market Equity Distribution Program of Common Units issued by NuStar Energy L.P.

Ladies and Gentlemen:

We have acted as special counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), in connection with the Equity Distribution Agreement, dated September [30], 2015 (the “Equity Distribution Agreement”), among (a) the Partnership, Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”) and NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP”), and (b) Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Jefferies LLC, Mizuho Securities USA Inc., Mitsubishi UFJ Securities (USA), Inc., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Managers”), relating to the proposed issuance and sale from time to time by the Partnership through the Managers of common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering amount of up to $500,000,000 (the “Offered Units”).

We are furnishing this opinion letter to you pursuant to Section 4(k) of the Equity Distribution Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Registration Statement on Form S-3 (File No. 333-204217) relating to the securities to be issued by the Partnership from time to time, including the Offered Units, filed by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on May 15, 2015, including the base prospectus included in such registration statement (the “Base Prospectus”) and information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement at the time it became effective and including the Base

1

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[●], 20[●]

Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(b) the prospectus supplement dated September [●], 2015, relating to the Offered Units in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus and the documents incorporated by reference therein, being referred to herein as the “Prospectus”);

(c) each of the Partnership’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (collectively, the “Incorporated Documents”);

(d) a specimen certificate representing the Common Units;

(e) the Equity Distribution Agreement;

(f) the Amended and Restated Certificate of Limited Partnership of the Partnership, dated as of December 31, 2001 and effective as of January 1, 2002, as amended by the Amendment to Certificate of Limited Partnership dated as of March 21, 2007 and effective as of April 1, 2007, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the resolutions described in paragraph (l), the date of the Equity Distribution Agreement and the date hereof (such Amended and Restated Certificate of Limited Partnership, as so amended and as so certified, being referred to herein as the “NuStar L.P. Certificate of Limited Partnership”);

(g) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 18, 2003, as amended by Amendment No. 1 thereto, dated as of March 11, 2004, Amendment No. 2 thereto, dated as of July 1, 2005, and Amendment No. 3 thereto, dated as of April 10, 2008, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the resolutions described in paragraph (l), the date of the Equity Distribution Agreement and the date hereof (such Third Amended and Restated Agreement of Limited Partnership, as so amended and as so certified, being referred to herein as the “NuStar L.P. Partnership Agreement”);

(h) the Certificate of Limited Partnership of the General Partner, dated June 5, 2000, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the resolutions described in paragraph (l), the date of the Equity Distribution Agreement and the date hereof (such Certificate of Limited Partnership, as so certified, being referred to herein as the “General Partner Certificate of Limited Partnership”);

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[●], 20[●]

(i) the First Amended and Restated Limited Partnership Agreement of the General Partner, dated as of April 16, 2001, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the resolutions described in paragraph (l), the date of the Equity Distribution Agreement and the date hereof (such First Amended and Restated Limited Partnership Agreement, as so certified, being referred to herein as the “General Partner Partnership Agreement”);

(j) the Certificate of Formation of NuStar GP, dated December 7, 1999, as amended by the Certificate of Amendment to the Certificate of Formation, dated December 31, 2001, and the Certificate of Amendment to the Certificate of Formation, dated effective as of April 1, 2007, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the resolutions described in paragraph (l), the date of the Equity Distribution Agreement and the date hereof (such Certificate of Formation, as so amended and as so certified, being referred to herein as the “NuStar GP Certificate of Formation”);

(k) the First Amended and Restated Limited Liability Company Agreement of NuStar GP, dated as of June 5, 2000, as amended by the First Amendment thereto, dated December 31, 2001, and the Second Amendment thereto, dated as of June 1, 2006, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the resolutions described in paragraph (l), the date of the Equity Distribution Agreement and the date hereof (such First Amended and Restated Limited Liability Company Agreement, as so amended and as so certified, being referred to herein as the “NuStar GP LLC Agreement”);

(l) resolutions of the Board of Directors of NuStar GP adopted April 21, 2015 as certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP;

(m) the Amended and Restated Certificate of Limited Partnership of NuStar Logistics, L.P., a Delaware limited partnership (“NuStar Logistics”), effective January 8, 2002, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Limited Partnership, dated May 30, 2002, the Certificate of Amendment to the Amended and Restated Certificate of Limited Partnership, dated effective as of April 1, 2007, and the Certificate of Amendment to the Amended and Restated Certificate of Limited Partnership, dated March 18, 2014, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Amended and Restated Certificate of Limited Partnership, as so amended and as so certified, being referred to herein as the “NuStar Logistics Certificate of Limited Partnership”);

(n) the Second Amended and Restated Agreement of Limited Partnership of NuStar Logistics, dated as of April 16, 2001, as amended by the First Amendment thereto, dated

Citigroup Global Markets Inc., et al.

[●], 20[●]

effective as of April 16, 2001, the Second Amendment thereto, dated January 7, 2002, and the Reorganization Agreement dated as of May 30, 2002, among NuStar Logistics, the Partnership, the General Partner and NuStar GP, Inc., a Delaware corporation and the general partner of NuStar Logistics (“GP, Inc.”), certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Second Amended and Restated Agreement of Limited Partnership, as so amended and as so certified, being referred to herein as the “NuStar Logistics Partnership Agreement”);

(o) the Certificate of Incorporation of GP, Inc., dated May 28, 2002, as amended by the Certificate of Amendment to the Certificate of Incorporation dated effective April 1, 2007, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP, as in effect on the date of the Equity Distribution Agreement and the date hereof (such Certificate of Incorporation, as so amended and as so certified, being referred to herein as the “GP, Inc. Certificate of Incorporation”);

(p) the Bylaws of GP, Inc., dated May 29, 2002, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Bylaws, as so certified, being referred to herein as the “GP, Inc. Bylaws”);

(q) the Certificate of Limited Partnership of NuStar Pipeline Operating Partnership, L.P., a Delaware limited partnership (“NuPOP”), dated September 12, 1989, as amended by the Certificate of Amendment to the Certificate of Limited Partnership, dated effective as of March 31, 2008, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Certificate of Limited Partnership, as so amended and as so certified, being referred to herein as the “NuPOP Certificate of Limited Partnership”);

(r) the Amended and Restated Agreement of Limited Partnership of NuPOP, dated September 27, 1989, as amended by the Amendment thereto, dated effective June 30, 2003, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Amended and Restated Agreement of Limited Partnership, as so amended and as so certified, being referred to herein as the “NuPOP Partnership Agreement”);

(s) the Certificate of Formation of NuStar Pipeline Company, LLC, a Delaware limited liability company and the general partner of NuPOP and NuStar Pipeline Partners L.P. (“NuStar Pipeline”), dated June 21, 2001, as amended by the Certificate of Amendment to the Certificate of Formation dated effective as of March 31, 2008, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the

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date hereof (such Certificate of Formation, as so amended and as so certified, being referred to herein as the “NuStar Pipeline Certificate of Formation”);

(t) the Amended and Restated Limited Liability Company Agreement of NuStar Pipeline, dated July 16, 2001, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Amended and Restated Limited Liability Company Agreement, as so certified, being referred to herein as the “NuStar Pipeline LLC Agreement”);

(u) the Certificate of Limited Partnership of NuStar Pipeline Partners L.P., a Delaware limited partnership (“NuStar Pipeline Partners”), dated August 2, 1989, as amended by the Certificate of Amendment to the Certificate of Limited Partnership, dated effective as of March 31, 2008, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Certificate of Limited Partnership, as so amended and so certified, being referred to herein as the “NuStar Pipeline Partners Certificate of Limited Partnership”);

(v) the Amended and Restated Agreement of Limited Partnership of NuStar Pipeline Partners, dated September 18, 1995, as revised July 23, 1998, as amended by the Amendment thereto, dated October 27, 2003, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Amended and Restated Agreement of Limited Partnership, as so revised and amended and as so certified, being referred to herein as the “NuStar Pipeline Partners Partnership Agreement”);

(w) the Certificate of Formation of LegacyStar Services, LLC, a Delaware limited liability company and the sole member of NuStar Pipeline (“LegacyStar”), dated April 9, 2001, as amended by the Certificate of Amendment to the Certificate of Formation dated effective as of March 31, 2008, certified by the Secretary of State of the State of Delaware as in effect on [●], 20[●], and certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Certificate of Formation, as so amended and as so certified, being referred to herein as the “LegacyStar Certificate of Formation”);

(x) the Amended and Restated Limited Liability Company Agreement of LegacyStar, dated as of June 28, 2001, certified by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP as in effect on the date of the Equity Distribution Agreement and the date hereof (such Amended and Restated Limited Liability Company Agreement, as so certified, being referred to herein as the “LegacyStar LLC Agreement”);

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(y) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary of NuStar GP, a copy of which is attached hereto as Exhibit A;

(z) each of the Applicable Agreements (as defined below); and

(aa) results of uniform commercial code searches dated [●], 20[●] conducted by [Capitol Services, Inc.] and purporting to identify all effective uniform commercial code financing statements on file in the offices of the Secretary of State of the State of Delaware, through [●], 20[●], naming NuStar Holdings, NuStar GP, Riverwalk Holdings or the General Partner as debtor (the “Search Results”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and such agreements, certificates of public officials, certificates of officers or other representatives of the Partnership and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Partnership Entities (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate which have been certified by the [Senior Vice President, General Counsel – Corporate and Commercial Law and Corporate Secretary] of NuStar GP as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.

“Incentive Distribution Rights” has the meaning ascribed to such term under the NuStar L.P. Partnership Agreement.

“NuStar Holdings” means NuStar GP Holdings, LLC, a Delaware limited liability company.

“Organizational Documents” means the NuStar GP Certificate of Formation, the NuStar GP LLC Agreement, the General Partner Certificate of Limited Partnership, the General Partner Partnership Agreement, the NuStar L.P. Certificate of Limited Partnership, the NuStar L.P. Partnership Agreement, the NuStar Logistics Certificate of Limited Partnership, the NuStar

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Logistics Partnership Agreement, the LegacyStar Certificate of Formation, the LegacyStar LLC Agreement, the NuStar Pipeline Certificate of Formation, the NuStar Pipeline LLC Agreement, the NuStar Pipeline Partners Certificate of Limited Partnership, the NuStar Pipeline Partners Partnership Agreement, the NuPOP Certificate of Limited Partnership, the NuPOP Partnership Agreement, the GP, Inc. Certificate of Incorporation and the GP, Inc. Bylaws.

“Partnership Entities” means NuStar GP, the General Partner, the Partnership, NuStar Logistics, GP, Inc., LegacyStar, NuStar Pipeline, NuStar Pipeline Partners and NuPOP.

“Partnership Parties” means the Partnership, the General Partner and NuStar GP.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Riverwalk Holdings” means Riverwalk Holdings, LLC, a Delaware limited liability company.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Each of the Partnership Parties has been duly formed under the laws of the State of Delaware. Each of the Partnership Entities is validly existing as a limited partnership, limited liability company or corporation, as applicable, and in good standing under the laws of the State of Delaware. Each of the Partnership Entities has the power and authority under the laws of the State of Delaware to carry on its business and own or lease its properties as described in the Registration Statement and the Prospectus.

2. NuStar Holdings is the sole member of NuStar GP, with a 100% membership interest in NuStar GP, such membership interest has been duly authorized and validly issued in accordance with the NuStar GP LLC Agreement and is fully paid (to the extent required by the NuStar GP LLC Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NuStar Holdings owns such membership interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NuStar Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware as of [●], 20[●].

3. NuStar GP is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and NuStar GP owns such general partner interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NuStar GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of [●], 20[●].

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4. Riverwalk Holdings is the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Riverwalk Holdings owns such limited partner interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Riverwalk Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware as of [●], 20[●].

5. The General Partner is the sole general partner of the Partnership with a 2% general partner interest and 100% of the Incentive Distribution Rights in the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the NuStar L.P. Partnership Agreement and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the NuStar L.P. Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such general partner interest and Incentive Distribution Rights, in each case, free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of [●], 20[●].

6. Riverwalk Holdings and NuStar GP own [●] and [●] Common Units as of [●], 20[●], respectively, in the Partnership; and Riverwalk Holdings and NuStar GP own such Common Units free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming either Riverwalk Holdings or NuStar GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of [●], 20[●], other than, with respect to Riverwalk Holdings, those created in connection with the Revolving Credit Agreement, dated as of June 28, 2013, among NuStar Holdings, Riverwalk Holdings and the lenders party thereto, as amended.

7. Except as described in the Registration Statement and the Prospectus, (i) there are no options, warrants or other rights to purchase, or any restrictions upon the voting or transfer of, agreements or other obligations to issue or rights to convert any securities into or exchange any securities for any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any Applicable Agreement, (ii) there are no preemptive rights or other similar rights to subscribe for or purchase any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any Applicable Agreement and (iii) no Person has the right, which has not been waived, under any Organizational Document or any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Partnership, by reason of the filing or effectiveness of the Registration Statement or the issuance and sale of the Offered Units as contemplated in the Equity Distribution Agreement.

Citigroup Global Markets Inc., et al.

[●], 20[●]

8. Each of the issuance and sale of the Offered Units and the execution and delivery of the Equity Distribution Agreement has been duly authorized by all necessary limited liability company action of NuStar GP, acting in its capacity as the general partner of the General Partner, acting in its capacity as the general partner of the Partnership.

9. The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the Partnership Parties party thereto. The Offered Units to be issued and sold through the Managers by the Partnership pursuant to the Equity Distribution Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the NuStar L.P. Partnership Agreement and, when issued and delivered through the Managers against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

10. The NuStar GP LLC Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of the sole member of NuStar GP and is enforceable against the sole member of NuStar GP in accordance with its terms.

11. The General Partner Partnership Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of the signatories thereto and is enforceable against the signatories thereto in accordance with its terms.

12. The NuStar L.P. Partnership Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of the General Partner and is enforceable against the General Partner in accordance with its terms.

13. Neither of (i) the execution and delivery of the Equity Distribution Agreement by each of the Partnership Parties party thereto or (ii) the consummation by the Partnership of the issuance and sale of the Offered Units pursuant to the Equity Distribution Agreement, (A) constituted, constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Partnership Entity pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the Delaware General Corporation Law (“DGCL”), (iv) the Delaware LP Act, (v) the Delaware LLC Act or (vi) applicable laws of the State of Texas.

14. No Governmental Approval or Filing which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, (i) the execution and delivery of the Equity Distribution Agreement by Partnership Parties party thereto, or (ii) the consummation by the Partnership of the issuance and sale of the Offered Units pursuant to the Equity Distribution Agreement, or the incurrence or performance of its obligations thereunder.

Citigroup Global Markets Inc., et al.

[●], 20[●]

As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware, the State of Texas or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) the DGCL, (iii) the Delaware LP Act, (iv) the Delaware LLC Act, (v) applicable laws of the United States of America or (vi) applicable laws of the State of Texas.

15. The statements made in the Registration Statement and the Prospectus under the captions “Description of NuStar Energy Common Units,” “Cash Distributions,” “Conflicts of Interest and Fiduciary Responsibilities,” “The Partnership Agreement” and “Investment in NuStar Energy by Employee Benefit Plans,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

16. The statements made in the Registration Statement and the Prospectus under the captions “Material Tax Consequences” and “Material Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

17. Our opinion that is filed as Exhibit 8.1 to the Form 8-K filed on September [●], 2015 is confirmed, and the Managers may rely upon such opinion as if it were addressed to them.

18. None of the Partnership Entities is, and immediately after giving effect to the issuance and sale of the Offered Units and the application of the proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” none of them will be, an “investment company” within the meaning of such term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Partnership Parties, the independent registered public accounting firm for the Partnership, your counsel and your representatives at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraphs 15 and 16 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Partnership Parties), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its most recent effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the

Citigroup Global Markets Inc., et al.

[●], 20[●]

Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective and as of its most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s reports thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or the Incorporated Documents.

Furthermore, we advise you that according to the effectiveness order of the SEC (regarding the Registration Statement) appearing in the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, the Registration Statement was declared effective under the Securities Act on June 2, 2015. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the Delaware LP Act, (v) the Delaware LLC Act and (vi) the DGCL. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Equity Distribution Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 13 and 14 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Partnership Entities under the laws of the State of Delaware are based solely upon our review of certificates and other communications from the appropriate public officials of the State of Delaware.

Citigroup Global Markets Inc., et al.

[●], 20[●]

(ii) The opinions in paragraphs 2, 3, 4, 5 and 6 above as to the ownership of the issued and outstanding equity interests in the Persons referred to in such paragraphs are based solely upon our review of the Organizational Documents of the Persons identified in such paragraphs. We have assumed that such Organizational Documents of each such Person accurately reflect the ownership of all the issued and outstanding equity interests of each such Person as of the respective dates of such Organizational Documents, and we express no opinion as to (and assume that there has not been) any resale, transfer or issuance of any equity interest of any such Person subsequent to the respective dates of such Organizational Documents.

(iii) With respect to the opinions expressed in paragraphs 2, 3, 4, 5 and 6 above, we have relied solely on the Search Results, and we have assumed the completeness and accuracy of the Search Results and that the methodology utilized in generating the Search Results was effective to disclose all effective uniform commercial code financing statements naming NuStar Holdings, NuStar GP, Riverwalk Holdings or the General Partner as debtor. Furthermore, we have assumed that any uniform commercial code financing statement filed in the office of the Secretary of State of the State of Delaware naming NuStar Holdings, NuStar GP, Riverwalk Holdings or the General Partner as debtor would have been properly filed and indexed in the records of the Secretary of State of the State of Delaware. We wish to point out that the Search Results purport to disclose all effective uniform commercial code financing statements only through [●], 20[●], and our opinions referred to in the first sentence of this paragraph (iii) are as of that date only.

(iv) The opinions in paragraphs 10, 11 and 12 above may be:

(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally;

(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness and the effect of the judicial imposition of an implied covenant of good faith and fair dealing; and

(3) subject to the effect of applicable law relating to fiduciary duties.

(v) We express no opinion as to the validity, effect or enforceability of any provisions:

(1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

Citigroup Global Markets Inc., et al.

[●], 20[●]

(2) relating to severability or separability;

(3) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(4) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(5) purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;

(6) purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear;

(7) purporting to bind a Person that is not a party to such document;

(8) purporting to impose transfer restrictions to the extent that a transfer occurs by operation of law

(9) pursuant to which the any party agrees to agree in the future on any matter;

(10) to the effect that the failure to exercise or delay in exercising rights or remedies will not impair or operate as a waiver of such rights or remedies; or

(11) purporting to obligate a party to cause other Persons to act in a certain way insofar as such provision relates to the actions of such other Persons.

(vi) In rendering the opinion expressed in paragraph 10 above, we express no opinion with respect to (a) the last sentence of Section 7(k) of the NuStar GP LLC Agreement or (b) clause (i) of the second sentence of Section 8 of the NuStar GP LLC Agreement to the extent that it addresses the apparent authority of any Director (as defined in the NuStar GP LLC Agreement) or group of Directors of NuStar GP.

(vii) In rendering the opinion expressed in paragraph 11 above, we express no opinion with respect to Section 12.01(a), Section 12.02 or Section 14.05(a)(v) of the General Partner Partnership Agreement.

(viii) In rendering the opinion expressed in paragraph 12 above, we express no opinion with respect to Section 12.2 or Section 14.5(b) of the MLP Partnership Agreement.

(ix) In rendering the opinions set forth in paragraph 13 above regarding Applicable Agreements, we do not express any opinion as to whether the execution or delivery by the Partnership Parties of the Equity Distribution Agreement, or the incurrence or performance by

Citigroup Global Markets Inc., et al.

[●], 20[●]

the Partnership Parties of their respective obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Partnership.

(x) The opinion set forth in paragraph 16 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

This opinion is being furnished only to you in connection with the sale of the Offered Units from time to time under the Equity Distribution Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any security from you and any subsequent purchaser of any security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

EXHIBIT B

FORM OF OPINION OF AMY L. PERRY

1. Qualification of Certain Entities. Each of the entities listed on Annex 1 to this opinion is duly qualified or registered to do business and is in good standing as a limited partnership, limited liability company or corporation, as applicable, in each jurisdiction set forth opposite its name on Annex 1 to this opinion.

2. Ownership of NuStar Logistics. The Partnership owns directly or indirectly 100% of the outstanding partnership interests in NuStar Logistics; such partnership interests have been duly authorized and validly issued in accordance with the applicable Principal Subsidiary Operative Documents; and the Partnership and the direct owner, if applicable, of such partnership interests owns such partnership interests free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or NuStar GP, Inc., as applicable, as debtor is on file as of [●], 20[●].

3. Outstanding Common Units. The Common Units and the limited partner interests represented thereby outstanding as of the date hereof have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”).

Such counsel may state that the opinions set forth in paragraph 1 with respect to the due qualification and registration and good standing of the entities listed on Annex 1 to this opinion are based solely upon her review of certificates and other communications from the appropriate public officials of the applicable jurisdictions of qualification or registration.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to her as originals are authentic, that all copies submitted to her conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (iii) state that her opinion is limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas.

In addition, such counsel shall state that she has, or lawyers under her supervision have, participated in conferences with officers and other representatives of the Partnership Parties, the independent registered public accounting firm of the Partnership, your counsel and your representatives at which the contents of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus, on the basis of the foregoing (relying with respect to factual matters to the extent such counsel deems appropriate

1

upon statements by officers and other representatives of the Partnership Parties), (a) such counsel is not aware of any legal or governmental proceedings pending or threatened to which the Partnership or any of its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Prospectus (including the documents incorporated by reference therein), and are not so described and (b) no facts have come to such counsel’s attention that led such counsel to believe that (A) the Registration Statement (including the documents incorporated by reference therein), as of the date it became effective and the latest Effective Time, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus (including the documents incorporated by reference therein), as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no opinion, statement or belief in such letter with respect to (i) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the documents incorporated by reference therein.

2

Annex 1

Entity	Jurisdiction of Formation	Foreign Qualifications
NuStar Pipeline Operating Partnership L.P. f/k/a Kaneb Pipe Line Operating Partnership, L.P.	Delaware	Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Dakota, New Jersey, Oregon, South Dakota, Texas, Washington, Wyoming
NuStar Logistics, L.P. f/k/a Valero Logistics Operations, L.P.	Delaware	California, Colorado, Illinois, Kansas, Louisiana, New Jersey, New Mexico, North Carolina, Oklahoma, Texas

3

EXHIBIT C

NUSTAR ENERGY L.P.

Common Units

TERMS AGREEMENT

[            ], 2015

[NAME AND ADDRESS OF MANAGER]

Ladies and Gentlemen:

NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP” and, together with the Partnership and the General Partner, the “Partnership Parties”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September [●], 2015 (the “Equity Distribution Agreement”), between the Partnership Parties and Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Jefferies LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each a “Manager” and collectively, the “Managers”), to issue and sell to the Managers the securities specified in the Schedule I hereto (the “Purchased Offered Units”) [, and solely for the purpose of covering over-allotments, to grant to [                    ] the option to purchase the additional securities specified in Schedule I hereto (the “Additional Offered Units”)].

[[                    ] shall have the right to purchase from the Partnership Parties all or a portion of the Additional Offered Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Offered Units, at the same purchase price per unit to be paid by [                    ] to the Partnership for the Purchased Offered Units. This option may be exercised by [                    ] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Offered Units as to which the option is being exercised, and the date and time when the Additional Offered Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Offered Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Offered Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [                    ], as agent of the Partnership Parties, of offers to

1

purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Offered Units and provided that such representations and warranties may be updated to reflect such necessary modifications as are not material and approved by the Manager in advance.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Offered Units [and the Additional Offered Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership Parties agree to issue and sell to [                    ] and the latter agrees to purchase from the Partnership Parties the number of Offered Units of the Purchased Offered Units at the time and place and at the purchase price set forth in the Schedule I hereto.

[Signature page follows]

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership Parties.

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P.,
its general partner

	By:	NUSTAR GP, LLC,
its general partner

By:
Name:
Title:

NUSTAR GP, LLC

By:
Name:
Title:

3

ACCEPTED as of the date
first written above.

[ ]

By:
Name:
Title:

4

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Offered Units [and Additional Offered Units]:	Common Units Representing Limited Partner Interests

Number of Offered Units of Purchased Offered Units:	[ ]

[Number of Offered Units of Additional Offered Units:]	[ ]

[Price to Public:]	$[ ]

Purchase Price by [ ]:	$[ ]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Offered Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:	[ ]

Closing Location:	[ ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinions referred to in Section 4(k).

(2)	The opinion referred to in Section 4(l).

(3)	The accountants’ letter referred to in Section 4(m).

(4)	The officers’ certificate referred to in Section 4(j).

(5)	Such other documents as the Manager shall reasonably request.

5